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                                 EXHIBIT 10.1
                               J. MELVILLE ENGLE
                                     LOAN


Principal Amount:      $75,000

Repayment Terms:       Unsecured $75,000 loan for the purchase of primary
                       residence. Entire amount due in balloon payment upon the earlier of termination of employment or five years from loan issuance on April 1, 1997.

Interest:              Accrues at 6%, payable monthly over term of loan.